UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 4, 2007

BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-13817	11-2908692
(State or other jurisdiction of	Commission	(I.R.S. Employer
incorporation or organization)	File Number	Identification No.)

7908 N. Sam Houston Parkway W.
5th Floor
Houston, Texas	77064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (281) 931-8884

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01            Other Events.

As we have previously disclosed, we had been working with one of our existing customers in Qatar on arrangements to supply snubbing services utilizing two new generation rig assist units.  This customer has informed us that, as a result of changes to its well completion plans, snubbing services will no longer be required, and discussions with respect to definitive agreements relating to these services have been terminated.  Under the terms of our existing agreement relating to the provision of the first rig assist unit, the customer is obligated to make payments to us of about $4 million, which is approximately equal to our investment in the unit. We do not anticipate generating additional future revenues associated with this equipment from this customer. As a consequence, we do not intend to proceed with the procurement of a second rig assist unit for deployment in Qatar.  The termination of our discussions with respect to these snubbing services has no effect on our other ongoing services for this customer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this current report to be signed on its behalf by the undersigned thereunto duly authorized.

BOOTS & COOTS INTERNATIONAL WELL
CONTROL, INC.

Date: April 4, 2007	By:	/s/ Gabriel Aldape
Gabriel Aldape
Chief Financial Officer